UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2025, George C. Zoley and The GEO Group, Inc. (“GEO” or the “Company”) entered into the Amendment to Executive Chairman Employment Agreement (the “Amendment”). The Amendment modifies Dr. Zoley’s employment agreement by extending his employment term as Executive Chairman from June 30, 2026 to April 2, 2029, updating his base salary to reflect the base salary previously approved by the Committee in February 2025 and modifying each of the Target Bonus (as defined below) and Target Stock Award (as defined below) applicable to Dr. Zoley from 100% to 150% of his base salary. The Compensation Committee of the Board of Directors (the “Committee”) approved the Amendment on July 3, 2025 upon its determination that entering into the Amendment was appropriate and in the best interests of the Company in light of the unprecedented business opportunities that the Company is experiencing and how Dr. Zoley’s institutional knowledge regarding the Company and the industry as a whole as well as his experience with business development and customer relationships is greatly assisting and guiding the Company during this time period.

On July 3, 2025, the Committee approved an adjustment to the annual cash incentive target amount pursuant to the terms of the Senior Management Performance Award Plan (the “Target Bonus”) and the annual equity incentive award target amount (the “Target Stock Award”) applicable to the Company’s Chief Executive Officer, J. David Donahue. The Committee approved the adjustment of each of the Target Bonus and Target Stock Award from 100% to 150% of his base salary. The Committee determined these adjustments to Mr. Donahue’s executive compensation are appropriate and in the best interests of the Company in light of the unprecedented business opportunities that the Company is experiencing and how Mr. Donahue’s more than 40 years of experience in corrections and detention, coupled with his experience in operational planning, facility activations, and managing and overseeing operational teams is greatly assisting and guiding the Company during this time period.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Executive Chairman Employment Agreement, dated as of July 7, 2025, between The GEO Group, Inc. and George C. Zoley.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 10, 2025	By:	/s/ Mark J. Suchinski
Date		Mark J. Suchinski
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)